 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

MANPOWERGROUP INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On February 11, 2014, Jeffrey Joerres notified the board of directors (the “Board”) of ManpowerGroup Inc. (the “Company”) that he will retire as Chief Executive Officer of the Company, effective May 1, 2014.  Mr. Joerres will continue to serve on the Board.

On February 11, 2014, the Company issued a press release, announcing that effective May 1, 2014, Mr. Joerres will serve as Executive Chairman and Jonas Prising will serve as Chief Executive Officer of the Company.  Mr. Prising is currently a President of the Company and the Company’s Executive Vice President for the Americas and Southern Europe.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On February 11, 2014, the Company issued another press release, announcing the election of Darryl Green as President and Chief Operating Officer of the Company, effective May 1, 2014.  Mr. Green is currently a President of the Company and the Company’s Executive Vice President for Asia Pacific Middle East and Northern Europe. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information required by Items 401(b) and 401(e) of Regulation S-K is incorporated herein by reference to the section of the Company’s annual report on Form 10-K for the year ended December 31, 2012 entitled “Executive Officers of ManpowerGroup.”  There are no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K or transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K involving Mr. Joerres, Mr. Prising or Mr. Green.

Item 9.01.                       Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated February 11, 2014

99.2	Press release dated February 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.
Dated: February 11, 2014	By:	/s/ Richard Buchband
	Name:	Richard Buchband
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press release dated February 11, 2014

99.2         Press release dated February 11, 2014